PLACEMENT AGENT AGREEMENT


         PLACEMENT AGENT AGREEMENT dated as of July 31, 2001 between BQT Subsidiary Inc., a Maryland corporation (the "Fund") and BlackRock Advisors, Inc., a Delaware corporation (the "Placement Agent").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, the Fund has requested the Placement Agent to act as the exclusive placement agent of the Fund for the private placement to The BlackRock Investment Quality Term Trust Inc. (the "Purchaser") of up to 200,000,000 shares of Common Stock of the Fund (the "Shares").

         WHEREAS, the Placement Agent has indicated its willingness to act as the exclusive placement agent of the Fund in the private placement of the Shares.

         NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

         1. Certain Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Fund's Registration Statement on Form N-2 (the "Registration Statement"). All other capitalized terms used herein shall have the meanings specified herein.

         2. Appointment as the Placement Agent. (a) The Fund appoints the Placement Agent its exclusive placement agent for the private placement of its Shares and acknowledges that the Placement Agent shall have the exclusive right to assist the Fund in the placement of the Shares during the term of this Agreement.

                  (b) In soliciting the purchase of the Shares in accordance with clause (a) of this Section 2, the Placement Agent shall act as agent for the Fund. The Placement Agent shall make reasonable efforts to assist the Fund in obtaining performance by the Purchaser. The Placement Agent shall have no liability to the Fund in the event any such purchase is not consummated for any reason. The Placement Agent shall not have any obligation to purchase, as principal, Shares under any circumstances.

                  (c) The Fund and the Placement Agent agree that any Shares the placement of which the Placement Agent arranges shall be placed by the Placement Agent in reliance on the representations, warranties, covenants and agreements of the Fund contained herein and on the terms and conditions and in the manner provided herein.

                  (d) The Placement Agent shall be entitled to no compensation from, or reimbursement of expenses by, the Fund in connection with the performance by the Placement Agent of its duties hereunder.

         3. Offers and Sales of the Shares. The offer and sale of the Shares by the Fund is to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Offers and sales of the Shares by the Fund will be made in accordance with the general provisions of Regulation D under the Act. The Placement Agent and the Fund hereby establish the following procedures in connection with the offer and sale of the Shares:

                  (a) The offer and sale of the Shares will be made only to a purchaser which qualifies as an accredited investor (as defined in Rule 501 of Regulation D under the Act).

                  (b) The Shares will be offered only by approaching the Purchaser on an individual basis. The Shares will not be offered or sold by any means of general solicitation or general advertising.

                  (c) The Placement Agent shall not be liable or responsible to the Fund for any losses, damages or liabilities suffered or incurred by the Fund arising from or relating to any resale or transfer of any Shares.

         4. Representations and Warranties. The Fund represents and warrants to the Placement Agent that:

                  (a) The Fund (i) has been duly organized and is validly existing as a Corporation in good standing under the laws of the State of Maryland and (ii) has the requisite corporate power and authority to sell, issue and deliver the Shares and to execute and deliver the various agreements referenced in the Registration Statement and perform its obligations under such agreements. When the Shares are issued, delivered and paid for as described in the Registration Statement, the same will be duly authorized, validly issued, fully paid and nonassessable.


                  (b) The Fund is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement or lease to which the Fund is a party or by which it may be bound, and the execution and delivery of this Agreement and those agreements specifically referred to in the Registration Statement and the consummation of the transactions herein and therein contemplated will not conflict with, or constitute a breach of or default under, the charter or by-laws of the Fund or any material contract, indenture, mortgage, loan agreement or lease, to which the Fund is a party or by which it may be bound, or any law, administrative regulation or court decree.

                  (c) This Agreement has been duly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                  (d) Assuming compliance with Section 5(b) hereof, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body (including the SEC) is required for the issuance, offer or sale of the Shares in accordance with the terms of this Agreement or for the consummation of the transaction contemplated by this Agreement.

                  (e) There are no legal or governmental proceedings pending to which the Fund is a party or of which any property of the Fund is the subject, other than legal or governmental proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders' equity or results of operations of the Fund; and to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (f) The offer, issuance, sale and delivery of the Shares in accordance with the terms of this Agreement will constitute exempted transactions under the Act pursuant to Section 4(2) thereof, and registration of the Shares under the Act will not be required in connection with any such offer, issuance, sale or delivery of the Shares.

                  (g) The Fund is registered with the SEC pursuant to
Section 8 of the Investment Company Act of 1940 as a closed-end, non-diversified management investment company.

         5. Covenants. (a) The Fund agrees that no future offer and sale of Shares will be made if, as a result of the doctrine of "integration" referred to in Rule 502 of Regulation D under the Act, Securities Act Release No. 6389 (March 8, 1982), Securities Act Release Nos. 4434 (December 6, 1961), 4552 (November 6, 1962) and 4708 (July 9, 1964), and
various releases and "no action" letters issued or made available by the SEC, such offer and sale would call into question the entitlement of the Shares to the exemption from the registration requirements of the Act provided by Section 4(2) thereof.

                  (b) The Placement Agent will at all times during the term of this Agreement maintain its registration as a broker-dealer under the Securities Exchange Act of 1934.

                  (c) The Placement Agent will endeavor, in cooperation with the Fund, to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States and other countries as the Fund and the Placement Agent shall determine, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares. The Fund and the Placement Agent will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         6. Indemnification. (a) The Fund agrees to assume liability for and to indemnify, protect, save and hold harmless the Placement Agent, each individual, corporation, partnership, trust, association or other entity ("Person") controlling the Placement Agent, any affiliate of any such Person or the Placement Agent and their respective directors, officers, incorporators, shareholders, partners, servants, trustees, employees and agents from and against any and all losses, liabilities, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of whatever kind and nature, imposed upon, incurred by or asserted against such indemnities, as incurred, which are based upon any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The Placement Agent agrees to assume liability for and to indemnify, protect, save and hold harmless the Fund, each Person controlling the Fund, any affiliate of any such Person or the Fund and their respective directors, officers, incorporators, shareholders, partners, servants, trustees, employees and agents to the same extent as the foregoing indemnity from the Fund to the Placement Agent.

                  (c) If any action, suit or proceeding is brought involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, the indemnifying party will, if requested in writing within a reasonable time to do so, and at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the indemnifying party (which counsel shall be satisfactory to such indemnified parties) and regardless of whether the indemnifying party is a party to the same, pay all reasonable costs and expenses of such defense as incurred (including, without limitation, reasonable attorneys' fees and expenses). In lieu of requesting the indemnifying party to so resist and defend such action, suit or proceeding and upon notice to the indemnifying party, any indemnified party may choose to defend, or participate in the defense of, any such action, suit or proceeding, at the expense of the indemnifying party; provided, that in no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) (and, in the case of a conflict of interest, separate from its own counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) The indemnity provided for in Section 6(a) hereof will also extend to any supplemental material subsequently furnished to the Placement Agent by the Fund and distributed to purchasers or prospective purchasers during the term of this Agreement, unless the Fund instructs the Placement Agent in writing not to distribute such material.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason held unavailable (otherwise than in accordance with the terms of this Section 6), the indemnifying party, on the one hand, and any indemnified parties, on the other hand, sought to be charged with any liability shall contribute to the aggregate costs of satisfying such liability (i) in the proportion as is appropriate to reflect the relative benefits received by the Fund and its shareholders on the one hand and the Placement Agent on the other hand from the offering of the Shares and the transactions and arrangements contemplated thereby or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such liability, as well as other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The obligations of the Fund under this Section 6 shall survive any termination of this Agreement, in whole or in part.

         7. Notices. Unless otherwise indicated, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Fund:

                  BQT Subsidiary Inc.
                  345 Park Avenue
                  New York, New York  10154
                  Attention: Ralph L. Schlosstein, President
                  Telephone No.: (212) 754-5560
                  Facsimile No.: (212) 754-8760

         If to the Placement Agent:

                  Blackrock Advisors, Inc.
                  345 Park Avenue
                  New York, New York  10154
                  Attention: Ralph L. Schlosstein, President
                  Telephone No.: (212) 754-5560
                  Facsimile No.: (212) 754-8760

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 7 to the other party hereto.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         9. Amendment and Termination; Successors; Counterparts. (a) This Agreement shall become effective on the date first set forth above and shall remain in effect for up to two years from such date and thereafter from year to year provided such continuance is specifically approved at least annually prior to each anniversary of such date by (a) Director approval or by vote at a meeting of shareholders of the Fund of the lesser of (i) 67 per cent of the Shares present or represented by proxy and (ii) 50 per cent of the outstanding Shares and (b) by the approval of the Director who are not "interested persons" in the Fund (as defined in Section 2(a) of the Investment Company Act of 1940).

                  (b) This Agreement may be terminated (a) by the Placement Agent at any time without penalty by giving sixty (60) days' written notice to the Fund which notice may be waived by the Fund; or (b) by the Fund at any time without penalty upon sixty (60) days' written notice to the Placement Agent (which notice may be waived by the Placement Agent).

                  (c) This Agreement shall be binding upon and inure exclusively to the benefit of the parties hereto and their respective successors and assigns and the indemnified parties referred to in Section 6 hereof. This Agreement may not be assigned by any party hereto absent the prior written consent of the other party.

         10. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         11. Effective Date. This Agreement shall terminate on December 31, 2004 unless extended by the Fund's Board of Directors.

         12. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            BQT SUBSIDIARY INC.


                                            By:
                                                ---------------------
                                               Name:
                                               Title:



                                            BLACKROCK ADVISORS, INC.


                                             By:
                                                ---------------------
                                                Name:
                                                Title: